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                                                                     EXHIBIT 4.4

                             FORM OF GLOBAL SECURITY

                                 [FACE OF NOTE]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

REGISTERED NO.        ___________________________________    CUSIP NO.__________

Principal Amount:     $__________________________________
(or principal amount of foreign or composite currency)

Interest Rate:        ___________________________________

Issue Date:           ___________________________________

Maturity Date:        ___________________________________

Interest Payment Date(s):________________________________

Redemption Provisions:   ________________________________

Repayment Provisions:    ________________________________

Survivor's Option:       ________________________________

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                          ALLSTATE LIFE GLOBAL FUNDING

          For value received, ALLSTATE LIFE GLOBAL FUNDING, a statutory trust organized in series under the laws of the State of Delaware (hereinafter called the "Trust"), hereby promises to pay to Cede & Co., or registered assigns, at the Corporate Trust Office of the Indenture Trustee or such other office as may be designated pursuant to the Indenture, the principal amount stated above on the Maturity Date stated above, in such coin or currency stated above, to pay interest thereon at the Interest Rate per annum stated above (on the basis of a 360 day year of twelve 30 day months), in like coin or currency, on the Interest Payment Date(s) set forth above and on the Maturity Date (or on the date of redemption or repayment by the Trust prior to maturity pursuant to mandatory or optional redemption provisions, in each case if provided for above, in any Note Certificate or in a Supplemental Indenture) and to pay such other amounts due and owing with respect to this Note. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered
(i) if such Interest Payment Date occurs on the 15th day of a month, at the close of business on the first day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs, (ii) if such Interest Payment Date occurs on the first day of a month, at the close of business on the 15th day (whether or not a Business Day) of the calendar month preceding the month in which such Interest Payment Date occurs, or (iii) if such Interest Payment Date occurs on any day other than the first or 15th day of the month, at the close of business on the 15th day (whether or not a Business Day) preceding such Interest Payment Date; provided that, notwithstanding the foregoing clauses
(i), (ii) and (iii), the Regular Interest Record Date with respect to the final Interest Payment Date will be the final Interest Payment Date. Unless otherwise provided for in the Indenture, at the option of the Trust, any interest, Additional Amounts or other amounts due and owing with respect to this Note may be paid by check to the registered Holder hereof entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered Holder hereof or other person entitled thereto against surrender of this Note.

          Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or the day to which the principal hereof has been paid (or duly provided for), as the case may be.

          Additional Amounts shall be payable if so provided in this Note or any Supplemental Indenture applicable to this Note.

          This Global Security is one of a duly authorized issue of Notes of the Trust all issued or to be issued under and pursuant to an indenture dated as of
- (the "Indenture") duly executed by the Trust and Bank One, National Association (together with any successor thereto, called the "Indenture Trustee"), to which Indenture and all Supplemental Indentures thereto, reference is hereby made for a description of the rights, duties and immunities thereunder of the Indenture Trustee and the rights thereunder of the Holders of the Notes.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become,

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due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Trust and the Indenture Trustee, without the consent of any Holder, to execute Supplemental Indentures for limited purposes.

          The Indenture also contains provisions permitting the Trust and the Indenture Trustee, with the consent of the Holders of not less than 662/3% in aggregate principal amount of all affected series of Notes at the time Outstanding, evidenced as in the Indenture provided, to execute Supplemental Indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any Supplemental Indenture or modifying in any manner the rights of the Holders of the Notes; provided, that no such Supplemental Indenture shall (i) extend the final maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any other amount payable thereon, without the consent of the Holder of each Note so affected, (ii) permit the creation of any Lien on the Collateral or any part thereof (other than a Security Interest in favor of the Indenture Trustee on behalf of the Holders) or terminate the Security Interest as to any part of the Collateral, except as permitted by the Indenture, or (iii) reduce the aforesaid percentage of Notes, the consent of the Holders of which is required for any Supplemental Indenture, without the consent of the Holder of each Outstanding Note so affected.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal of, interest on, or any other amount due and owing with respect to, this Note at the places, at the respective times, at the rate, and in the coin or currency, herein prescribed.

          Upon due presentment for registration of transfer of this Global Security at the Corporate Trust Office of the Indenture Trustee located in the Borough of Manhattan, the City of New York, a new Global Security for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Trust and the Indenture Trustee may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing thereon), for the purpose of receiving payment of or on account of the principal of, any premium on, and (subject to Section 8.4 of the Indenture) interest on, and any Additional Amounts with respect to, this Note and for all other purposes, and neither the Trust nor the Indenture Trustee shall be affected by any notice to the contrary.

          No recourse under or upon any obligation, covenant or agreement of the Trust in the Indenture or any Supplemental Indenture thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Trust or of any successor corporation, either directly or through the Trust or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every incorporator,

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stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.

          Under certain circumstances described in the Indenture, the Trust will issue Notes represented by Definitive Securities in exchange for the Global Securities. In such event, an owner of a beneficial interest in the Global Securities will be entitled to have Notes equal in aggregate principal amount to such beneficial interests registered in its name and will be entitled to physical delivery of such Notes represented by Definitive Securities. Notes so issued as Definitive Securities will be issued as registered Notes without coupons in denominations of at least $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

          This Note shall be governed by, and construed in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the Trust's ownership of and security interest in the Funding Agreements or remedies under the Indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York. All judicial proceedings brought against the Trust or the Indenture Trustee arising out of or relating to the Indenture, this Note or any portion of the Collateral or other assets of the Trust may be brought in any state or federal court in the State of New York.

          Capitalized terms used herein without definition and which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

          This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Indenture Trustee under the Indenture.

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          WITNESS THE SEAL OF THE TRUST AND THE SIGNATURE OF ITS DULY AUTHORIZED
OFFICER.

                                                   ALLSTATE LIFE GLOBAL FUNDING

Date:                                              By:
     ----------------                                 --------------------------
                                                      Title


[SEAL]


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE NOTES DESCRIBED IN THE WITHIN-MENTIONED INDENTURE.


                                                   -----------------------------
                                                   AS TRUSTEE


                                                   By:
                                                      --------------------------
                                                      Authorized Officer

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                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

___________________________.

Please print or typewrite name and address including postal zip code of assignee:


_______________________________________________________________________________

_______________________________________________________________________________

the within Note of ALLSTATE LIFE GLOBAL FUNDING and hereby does irrevocably constitute and appoint______________________ Attorney to transfer the said Note on the books of the within-mentioned Trust, with full power of substitution in the premises.

Dated:___________


SIGN HERE____________________ NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS GLOBAL NOTE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

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